SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

Date of Report (date of earliest event reported)
November 15, 2004

VASTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31589	54-1616513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
(Address of principal executive offices)

(703) 661-9006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 9, 2004, the Board of Directors of Vastera, Inc. (“Vastera” or the “Company”) elected James A. Tholen and David B Wortman to the Board of Directors to serve as Class III Directors with each of their terms expiring in 2006.

Mr. Tholen will serve on the Audit Committee of the Board of Directors. There were no arrangements pursuant to which Mr. Tholen was nominated or elected as a director, and there have been no related party transactions between the Company and Mr. Tholen.  Mr. Tholen currently serves as Chief Operating Officer and Chief Financial Officer of Network Security Technologies, Inc.  Mr. Tholen also serves on the Board of Directors of Spectra Logic, Inc.

Mr. Wortman will serve on both the Company’s Audit Committee and Compensation Committee. There were no arrangements pursuant to which Mr. Wortman was nominated or elected as a director, and there have been no related party transactions between the Company and Mr. Wortman.  Mr. Wortman currently serves as Chief Executive Officer and President of Mezzia, Inc. Mr. Wortman also serves on the Board of Directors of Walker Information, Inc.

On November 15, 2004 Vastera issued a press release announcing the addition of Mr. Tholen and Mr. Wortman to its Board of Directors.  The press release, which has been attached to this Form 8-K as Exhibit 99.1, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.                                    Financial Statements and Exhibits.

(c)                                  Exhibits.

4.1                                 Second Amendment to Loan and Security Agreement (“Second Amendment”), effective as of July 30, 2004.

99.1                           Press release dated November 15, 2004 issued by Vastera, Inc.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2004

VASTERA, INC.

	By:	/s/ Timothy A. Davenport
Timothy A. Davenport
President and Chief Executive Officer

Exhibit Index

Exhibit Index	Description
4.1	Second Amendment to Loan and Security Agreement (“Second Amendment”), effective as of July 30, 2004.

99.1	Press release dated November 15, 2004 issued by Vastera, Inc.